Exhibit 10.1

                                                                  Execution Copy

                       SEVERANCE AND CONSULTING AGREEMENT
                       ----------------------------------

     This Severance and Consulting Agreement (the "Agreement") is entered into and, subject to paragraph 11 hereof, shall be effective as of the 15th day of August, 2007 by and between LHC Group, Inc. ("Company") and Barry E. Stewart ("Stewart").

     WHEREAS, Stewart is currently employed by Company as Executive Vice President and Chief Financial Officer ("CFO") pursuant to an Employment Agreement dated June 1, 2006 (the "Employment Agreement"); and

     WHEREAS, Stewart desires to voluntarily resign his employment with Company while maintaining a consulting relationship with Company; and

     WHEREAS, Company has accepted Stewart's voluntary resignation and has agreed to provide severance benefits to Stewart, which the parties agree are above and beyond what Stewart would be entitled to under his Employment Agreement in the event of a voluntary resignation; and

     WHEREAS, the parties to this Agreement desire to resolve all issues between them relating to Stewart's employment and the resignation of that employment;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Stewart agree as follows:

     1.    Termination of Employment.
           -------------------------

           Stewart's last day of employment, and the termination date of the Employment Agreement, shall be August 15, 2007 (the "Resignation Date"). Stewart acknowledges and agrees that Company has met all of its obligations under all agreements with Stewart governing his employment and/or compensation or benefits, including but not limited to the Employment Agreement. The parties agree that, except for the payments described in Paragraph 2 below, Company shall owe no additional amounts to Stewart for wages, commissions, back pay, severance pay, bonuses, retirement benefits, stock awards, stock options, change of control payments, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason after the Resignation Date.

     2.    Severance and Consulting Benefits.
           ---------------------------------

           (a) In consideration of Stewart's promises herein, including but not limited to the release and covenant not to sue contained in Paragraph 3 of this Agreement and the performance of consulting services, Company agrees to pay Stewart the amount of One Million Seventy Two Thousand Seven Hundred Five Dollars ($1,072,705) (the "Separation Pay"). This Separation Pay shall be paid out in twenty-four (24) equal monthly installments (the "Severance Period") in accordance with Company's normal payroll practices and shall be subject to all applicable federal, state and local tax withholdings. The first payment shall be made on September 1, 2007.

           (b) The parties acknowledge and agree that the above payments and agreements have been negotiated and agreed upon voluntarily by both parties. The parties also acknowledge and agree that these amounts exceed any and all pay and benefits to which Stewart already may have been entitled by contract or law, or for any other reason in the event of a voluntary resignation, and that they constitute good, valuable and sufficient consideration for Stewart's covenants and agreements contained in this Agreement.

           (c) As of the Resignation Date, Stewart owns 2,000 shares of the Company's outstanding $0.01 par value common stock that was granted under either the Company's 2005 Long-Term Incentive Plan (the "LTIP") or the Company's 2003 Key Employee Equity Participation Plan and which is fully vested (the "Vested Shares"). The Vested Shares shall remain outstanding and shall continue to be held by Stewart following the Resignation Date. As of the Resignation Date, Stewart owns 33,000 shares of unvested restricted stock that was granted under the LTIP (the "Unvested Shares"). As of the Resignation Date, the Unvested Shares shall be forfeited by Stewart and shall no longer remain outstanding. Stewart shall have no further rights with respect to the Unvested Shares.

     3.    Release Of All Claims And Potential Claims Against Company and
           --------------------------------------------------------------
           Covenant Not To Sue.
           -------------------

           In consideration of the payments made to him by Company and the other covenants and promises contained in this Agreement, Stewart, with the intention of binding himself and all of his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge Company and all of its past and present officers, directors, stockholders, employees, agents, parent corporations, predecessors, subsidiaries, affiliates, estates, successors, assigns, partners and attorneys (hereinafter "Releasees") from any and all claims, charges, actions, causes of action, sums of money due, suits, debts, covenants, contracts, agreements, rights, damages, promises, demands or liabilities (hereinafter collectively referred to as "Claims") whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, which Stewart, individually or as a member of any class, now has, owns or holds or has at any time heretofore ever had, owned or held against Company or any of the Releasees, including but not limited to those Claims arising out of or in any way connected with Stewart's employment with Company or any of the other Releasees or the termination of any such employment relationship. This release and covenant not to sue includes, but is not limited to, claims for infliction of emotional distress, claims for defamation, claims for personal injury of any kind, claims for breach of contract, claims for harassment and claims arising under federal, state or local laws prohibiting employment discrimination and claims growing out of any legal restrictions on Company's rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Stewart specifically


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

acknowledges and agrees that his release and covenant not to sue includes, but is not limited to, any and all rights under federal and state employment laws including without limitation the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, 29 U.S.C. ss. 621, et seq., the Civil Rights Act of 1964 ("Title VII"), as amended (including amendments made through the Civil Rights Act of 1991), 42 U.S.C. ss. 2000e, et seq., 42 U.S.C. ss. 1981, as amended, the Americans With Disabilities Act ("ADA"), as amended, 42 U.S.C. ss. 12101, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. ss. 701, et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, 29 U.S.C. ss. 301, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101, et seq., the Family and Medical Leave Act of 1993 ("FMLA"), as amended, 29 U.S.C. ss. 2601 et seq., the Fair Labor Standards Act ("FLSA"), as amended, 29 U.S.C. ss. 201 et seq. the Employee Polygraph Protection Act of 1988, 29 U.S.C. ss. 2001, et seq., and all state and federal workers' compensation laws. Stewart warrants that he has not filed any type of claim against Company.

     4.    Non-Admission of Liability.
           --------------------------

           Stewart and Company agree that this Agreement shall not in any way be construed or interpreted as an admission of liability or wrongdoing by Company or Stewart, any such liability or wrongdoing being expressly denied.

     5.    Nondisparagement.
           ----------------

           Stewart agrees and covenants that he will not make any derogatory or disparaging statements about or relating to Company, its business practices, its products or its employment practices. Company agrees to provide the letters of reference attached hereto as Exhibits A and B and further agrees that neither Keith Myers, John Indest nor any Vice President or Director of the Company will make any derogatory or disparaging statements about or relating to Stewart.

     6.    Return of Materials.
           -------------------

           Stewart agrees to return all documents, materials, equipment, keys, Company credit cards, financial information, customer information, Trade Secrets (as defined by applicable state or federal law), sales information, contracts, order information, customer contact information, correspondence relating to Company, a customer or any Releasee, computer data and other material and information relating to Company, any of the Releasees or Company's business and not to retain or provide to anyone else any copies thereof. By executing this Agreement, Stewart warrants and agrees that he shall return all such information and material to the Company no later than 5 p.m. on August 15, 2007. Notwithstanding the foregoing, Stewart shall maintain his Company issued "Blackberry" or similar device until September 1, 2007 in order to assist with transition issues.


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

     7.    Consulting Services.
           -------------------

           (a) During the Severance Period, Stewart agrees to provide consulting services to Company on an as needed basis. The timing and scope of work shall be agreed upon by Company and Stewart. If Stewart is unable to perform any single project due to time restrains resulting from his other business endeavors, the failure to perform such single project shall not be considered a breach of this Agreement; provided, that if Stewart fails or refuses to perform projects on a consistent basis that shall give the Company grounds to claim a breach of this Agreement. In carrying out such consulting services, Stewart shall determine his own hours and days and methods of work, but shall meet all deadlines set by Company. Consultant shall be responsible for using his discretion, experience and knowledge to accomplish his tasks in a timely fashion and to the best of his ability. Company will reimburse Stewart for reasonable business expenses directly related to Stewart's performance of consulting services under this Agreement, provided that (1) Company approves such expenses in advance; and (2) Stewart submits accurate reports and receipts documenting such expenses. Stewart understands that, during the Severance Period, he is not eligible for any benefit that Company provides to its employees, including but not limited to life, disability, dental, vision and medical insurance; vacation and sick pay; and pension or retirement plans or benefits; outside of normal "COBRA" benefits accorded to all prior employees; provided, that Company shall not be obligated to pay any COBRA premiums nor shall the COBRA period be extended as a result of this consulting relationship.

           (b) During the Severance Period, Stewart may be provided with access to certain Confidential Information (which Company shall designate as confidential) pertaining to Company and its business operations that is not generally known to persons not employed by Company and that is not generally disclosed by Company practice or authority to persons not employed by Company. Accordingly, during the Severance Period and for a period of one (1) year thereafter, Stewart shall not directly or indirectly transmit or disclose any Confidential Information to any person, concern or entity, or make use of any use of any such Confidential Information, directly or indirectly, for herself or for others, without the prior written consent of Company.

     8.    Restrictive Covenants.
           ---------------------

           Stewart acknowledges and agrees that the Restrictive Covenants set forth in Paragraph 14 of the Employment Agreement shall remain in full force and effect during the Severance Period. Stewart further acknowledges and agrees that, if he violates any of the Restrictive Covenants, Company shall be entitled to all of the relief and remedies set forth in Paragraph 14 of the Employment Agreement and, if he materially breaches any of the Restrictive Covenants, Company shall also be entitled to terminate monthly payment of the Separation Pay set forth in Paragraph 2 above.


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

     9.    Confidentiality of this Agreement.
           ---------------------------------

           The provisions of this Agreement shall be held in strictest confidence by Stewart and Stewart shall not publicize or disclose the terms of this Agreement, including any communications leading up to the execution of this Agreement, in any manner whatsoever; provided, however, that Stewart may disclose the terms of this Agreement: (a) to Stewart's immediate family; (b) to Stewart's attorney, accountant, and financial advisor; and (c) as required by order of a court of competent jurisdiction or as otherwise required by law; provided, further, the parties acknowledge that this Agreement shall be filed by the Company with the Securities and Exchange Commission (the "SEC") and the Company will be permitted to discuss the express terms of this Agreement, including, without limitation, the financial terms thereof, in its periodic filings with the SEC and will be permitted to discuss the express terms of this Agreement to the extent reasonably necessary. If Stewart is requested by the SEC to discuss the terms of this Agreement, he shall be permitted to do so; provided, Stewart must first provide notice of such request to Company and shall keep Company informed of the substance of all such discussions and shall provide copies of all correspondence related thereto to Company.

     10.   Acknowledgment.
           --------------

           Company hereby advises Stewart to consult with an attorney prior to executing this Agreement. Stewart expressly acknowledges and agrees that he has read this Agreement carefully, that he has had ample time and opportunity to consult with an attorney or other advisor of his choosing concerning his execution of this Agreement, that Company has advised him, and hereby does advise him, of his opportunity to consult an attorney or other advisor and has not in any way discouraged him from doing so, that he fully understands that this Agreement is final and binding, that this Agreement contains a release of potentially valuable claims, and that the only promises or representations he has relied upon in signing this Agreement are those specifically contained in the Agreement itself. Stewart also acknowledges and agrees that he has been offered at least twenty-one (21) days to consider this Agreement before signing and that he is signing this Agreement voluntarily, after consulting with his attorney, with the full intent of releasing Company from all claims.

     11.   Effective Date and Revocation.
           -----------------------------

           This Agreement shall become effective and enforceable at five o'clock (5:00) Central Standard Time on the eighth (8th) day immediately following the date of execution of this Agreement and the parties agree that Stewart may revoke the Agreement at will prior to that time by giving written notice of the revocation to Company. Such notice must be delivered to Keith Myers, President and Chief Executive Officer, before the above-mentioned eighth-day deadline. Stewart agrees that, if he revokes the Agreement prior to that time, he will return to Company any and all payments already received pursuant to this Agreement. The Agreement may not be revoked after expiration of the above-described revocation period and, if after such time, Stewart attempts to rescind, revoke or annul this Agreement or if he attempts at any time to make, assert or prosecute any claim(s) covered by the release contained in Paragraph 3 above, he will, prior to filing or instituting such claim(s), return to Company any all payments already received by him under this Agreement, plus a reasonable


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

rate of interest, and, if Company prevails in defending the enforceability of any portion of the Agreement or in defending itself against any such claim brought by Stewart, he will pay Company `s attorney's fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, recission or annulment; provided, however, that Stewart shall not be required to repay the monies paid to him under the terms of this Agreement or pay Company all of its attorneys' fees and costs incurred in its defense of Stewart's action (except those attorneys' fees or costs specifically authorized under federal or state law) in the event that Stewart seeks to challenge his waiver of claims under the ADEA. If after the date set forth in the first sentence of this paragraph 11 Company attempts to rescind, revoke or annul this Agreement, and, if Stewart prevails in defending the enforceability of this Agreement, Company will pay Stewart's attorney's fees and costs incurred in defending himself against the attempted revocation, recission or annulment. Nothing in this Agreement shall limit Company's rights to seek and obtain other remedies for breach of this Agreement.

     12.   Governing Law.
           -------------

           This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

     13.   Voluntary and Knowing Execution.
           -------------------------------

           The parties to this Agreement certify that they have read this Agreement in its entirety and fully understand its contents and effect. Each of the parties to this Agreement acknowledges that this Agreement is made and executed by and of their own free will. The parties recognize that this Agreement is a full, final and complete release of all claims.

     14.   Authority.
           ---------

           Stewart and Company represent and warrant each to the other that (i) each has all requisite power and authority to enter into this Agreement, and
(ii) this Agreement has been duly authorized, executed and delivered by each of them and constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

     15.   Counterparts.
           ------------

           The parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


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

     16.   Severability.
           ------------

           With the exception of the release contained in Paragraph 3 above, if any provision of this Agreement is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this Agreement and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable in lieu of the unforceable provision. In the event that the release contained in Paragraph 3 above is unenforceable or is held to be unforceable, the parties understand and agree that the remaining provisions of the Agreement shall be rendered null and void and that neither party shall have any further obligation under any provision of this Agreement.

     17.   Entire Agreement.
           ----------------

           Except as otherwise provided in this Agreement, the parties hereto acknowledge and agree that this Agreement contains the entire agreement between Stewart and Company with respect to the subject matter hereof and that it supersedes and invalidates any previous agreements or contracts to the contrary, including but not limited to the Employment Agreement. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect. Nothwithstanding the foregoing, nothing contained in this Agreement shall invalidate or otherwise impair the enforceability of the Restrictive Covenants set forth in Paragraph 14 of the Employment Agreement, which shall remain in full force and effect.







                         [SIGNATURES ON FOLLOWING PAGE]



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

     The parties hereby agree to all of the above terms and signify their agreement by their signatures below.


                                         BARRY E. STEWART


                                         /s/ Barry E. Stewart
                                         --------------------

DATE: August 15, 2007



                                         LHC GROUP, INC.

                                    By:  /s/ Keith G. Myers
                                         ------------------
                                  Name:  Keith G. Myers
                                 Title:  President and Chief Executive Officer

DATE: August 15, 2007


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